PAMECO
                            CORP
CONTACT:


CONTACT:
Olivia Yuspa                   Van Negris / Philip J. Denning
Pameco Corporation             Kehoe, White, Van Negris & Company, Inc.
(770) 798-0600                 (212) 396-0606

FOR IMMEDIATE RELEASE
---------------------

    PAMECO CORPORATION ANNOUNCES FISCAL 2000 FIRST QUARTER RESULTS
            IN LINE WITH PREVIOUSLY ANNOUNCED EXPECTATIONS;

                LAUNCHES NEW CUSTOMER FRIENDLY WEB SITE;

         APPOINTS JACKE REYNOLDS SOUTHWEST DIVISION PRESIDENT

NORCROSS, GA - JULY 12, 1999 - Pameco Corporation (NYSE: PCN) today announced results for the fiscal 2000 first quarter ended May 31, 1999 in line with previously announced expectations.

Revenues for the fiscal 2000 first quarter were $159.1 million, up 9.6 percent from $145.2 million in the fiscal 1999 first quarter. Same store sales declined 3.8 percent in the fiscal 2000 first quarter, due principally to the unseasonably cool weather patterns that prevailed throughout the country in May and the discontinuance of certain product promotion programs which emphasized revenue at the expense of gross margin.

Operating earnings in the first quarter of fiscal 2000 were $93,000 compared to $4.6 million in the prior year quarter. The decline was due, in part, to investments made in support of the Company's objective of enhancing its key business processes and charges related to the vesting of certain restricted stock granted to the Company's Chief Executive Officer.

The net loss for the fiscal 2000 first quarter was $1.4 million compared to net income of $1.9 million in the fiscal 1999 first quarter. For the fiscal 2000 first quarter, the diluted loss per share was $0.16 compared to diluted earnings per share of $0.21 in the fiscal 1999 first quarter. Excluding the effect of the charges related to the grant of restricted stock, operating earnings would have been $795,000; the net loss would have been $998,000; and the diluted loss per share would have been $0.11.

James R. Balkcom, Chairman, President and Chief Executive Officer, stated:
"Our results in the fiscal 2000 first quarter reflect the progress we are making towards achieving our strategic objectives of investing for profitable growth and maximizing value for both our customers and our shareholders. As we have previously stated, our focus in fiscal 2000 is on realizing the advantages provided from our scale and growing market share in our present markets by concentrating on five key elements:

  "(i) Redefining and enhancing the key business processes across the Company's locations to enable the efficient and effective delivery of our products and services and the communication of information so as to provide enhanced customer service at the lowest total delivered cost,

  "(ii) Successfully completing the initial installation of an enterprise system technology solution to enable more timely and accurate data communications so as to provide enhanced customer service at the lowest total delivered cost,

  "(iii) Enhancing the capabilities of Pameco's associates to those skill sets required in an integrated supply company which uses its scale to interface with its suppliers and to serve customers more efficiently and effectively,

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PAMECO CORPORATION
July 12, 1999
Page Two

  "(iv) Expanding the products and services available to our current customers, and

  "(v)   Expanding  the customer base served by Pameco's branches by better understanding the needs of potential customers and retrofitting the branches to respond to the needs of local markets.

"In the fiscal 2000 first quarter, we are seeing the first tangible results from investments made in redefining and enhancing our business processes and capabilities of our people in the area of working capital management. There has been a qualitative improvement in the operations of our reconfigured accounts receivable department, which has maintained a constant accounts receivable level during a period of increased sales. Going forward, we believe that the ongoing refinement of our processes will result in increased customer service while simultaneously reducing operating expense."

In support of its objective of expanding products and services available to its current customers, the Company announced that it has launched its new customer-friendly web site www.pameco.com to provide its customers and shareholders with up-to-date information on the Company and its products. The site features Pameco's full line of private label ThermalZone products as well as updated product specials and promotions. Links to suppliers, environmental and regulatory agencies, and general industry information are provided as a convenience to those who visit the site.

The enhanced web site  www.pameco.com  also features a link to Service
First which offers full-featured, affordable software solutions to contractors in the air conditioning, refrigeration, and plumbing industries. Service First provides complete accounting, integrated dispatching, service agreements, vehicle maintenance, word processing functions, and powerful job costing. The web site also offers comprehensive investor relations information such as current stock price quotes, financial reports, SEC filings, financial news releases and analyst coverage. Shareholders may access Pameco's 1999 annual report on the web site.

Mr. Balkcom continued: "With Pameco's focus on establishing a national distribution network, it is fitting that we are making ourselves accessible on the Internet with our new web site. We realize that many of our customers, as well as our shareholders and other members of the financial community, rely on the Internet for fast and convenient information. We believe that Pameco's enhanced web site will allow us to post a wide range of critical, up-to-the-minute information so we can continue to focus on our customers and shareholders. In the coming months, we will be adding enhancements such as an improved inventory search, interactive online order capability, dealer locator map, and an employment search feature."

The Company announced it has appointed Jacke Reynolds to Southwest Division President, responsible for the Texas, New Mexico, Louisiana, Kansas, Missouri, Oklahoma and Arkansas markets. Mr. Reynolds, 38, is a seasoned HVAC/R professional who most recently served as divisional vice president at Pameco. He has served in various positions within the Company over the past 21 years, starting his career in the warehouse and has moved up through sales and management positions to regional manager. Mr. Reynolds, who resides in Vidor, Texas with his wife, Karen and their children Timothy, Taylor and Tyler, attended Lamar University and has completed various industry-related courses.

Jerry Bowman, Pameco's Chief Operating Officer, stated: "Jacke, whose HVAC/R roots go back to his father who spent 45 years in the industry, has demonstrated excellence in leadership and industry expertise during his 21 years with Pameco. His move to Division President will strengthen Pameco's customer service focus in the critical southwest regions. I'm looking forward to Jacke's continued success in his new role."

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PAMECO CORPORATION
July 12, 1999
Page Three


Mr. Balkcom added: "Jacke Reynolds' appointment to Southwest Division President further strengthens Pameco's management structure as we continue to develop our nationwide distribution network."

Pameco Corporation is one of the largest distributors of HVAC systems and equipment and refrigeration products in the United States, with predecessor corporations dating back to 1931, and has established a leading position in the consolidating distribution segment of the climate control industry, building a centralized national distribution network. Pameco's products include a complete range of heating, air conditioning and refrigeration ("HVAC/R") equipment, parts and supplies for the light commercial and residential HVAC markets and commercial refrigeration market. The products sold by Pameco are used principally for the repair and replacement of existing HVAC/R and for new construction. The Company had 353 branches in 47 states and Guam which are located in 95 of the top 100 population centers in the country as of May 31, 1999.

 "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the Company's plans for future business development activities, product mix, margin enhancements, the timely review of the Company's management information system ("MIS") and the successful implementation of the MIS and any additional enterprise wide software required to enhance the functionality thereof, eventual improvements to the Company's logistics and delivery system through the MIS, and the Company's ability to operate acquired companies in a profitable manner. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, without limitation, risks associated with the Company's information technology, including its MIS, the risk that the Company will not be able to successfully implement its new strategies, the risk that new acquisitions will not be successfully integrated into the Company, the seasonality and cyclicality of the Company's sales, the Company's competition, the Company's dependence on supplier relationships, the increased presence of buying groups and risks related to the Company's borrowings.


Note: Additional information about Pameco Corporation is available on Pameco's World Wide Web site on the Internet located at http://www.pameco.com.

                       -- STATISTICAL TABLES FOLLOW --

                                -- m o r e --
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Pameco Corporation
July 12, 1999
Page Four


                             PAMECO CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED MAY 31,
                                                                              1999           1998
                                                                              ----           ----

Net sales                                                                  $  159,117     $ 145,194
Costs and expenses:
  Cost of products sold                                                       121,915       111,146
Warehousing, selling, and administrative expenses                              37,126        29,519
Amortization of excess of cost over acquired net assets                           292           204
Amortization of excess of acquired net assets over cost                          (309)         (306)
                                                                              -------       -------

                                                                              159,024       140,563
                                                                              -------       -------
Operating earnings                                                                 93         4,631

Other expenses:
  Interest expense, net                                                        (1,779)       (1,022)
  Discount on sales of accounts receivable and other expenses                    (814)         (760)
                                                                              -------       -------

(Loss) income before income taxes                                              (2,500)        2,849

(Benefit) provision for income taxes                                           (1,067)          965
                                                                              -------       -------

Net (loss) income                                                          $   (1,433)    $   1,884
                                                                              =======       =======

Basic (loss) earnings per share                                            $    (0.16)    $    0.22
                                                                              =======       =======
Basic weighted average shares outstanding                                       9,092         8,740

Diluted (loss) earnings per share                                          $    (0.16)    $    0.21
                                                                              =======       =======
Diluted weighted average shares outstanding                                     9,092         9,120
                                                                              =======       =======

                                  m o r e --
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PAMECO CORPORATION
July 12, 1999
Page Five

                             PAMECO CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)

                                                                          MAY 31,   FEBRUARY 28,
                                                                           1999        1999
                                                                           ----        ----
ASSETS
Current assets:
        Cash and cash equivalents                                        $     147  $     148
        Accounts receivable, less allowance of $6,120
          at February 28, 1999 and $6,210 at February 28, 1998              35,583     35,507
        Inventories                                                        150,230    157,621
        Prepaid expenses and other current assets                            2,252      4,149
                                                                          --------   --------
                Total current assets                                       188,212    197,425
Property and equipment, net                                                 16,100     15,694
Excess of cost over acquired net assets, net                                44,569     44,948
Deferred income tax assets and other assets                                 15,689     15,821
                                                                          --------   --------
               Total assets                                              $ 264,570  $ 273,888
                                                                          ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                                 $  71,423  $  68,521
        Accrued compensation and withholdings                                3,383      4,661
    Other accrued liabilities and expenses                                  22,952     26,723
                                                                          --------   --------
                Total current liabilities                                   97,758     99,905
Long-term liabilities:
       Debt                                                                 90,076     95,608
       Capital lease obligations, warranty reserves, and other               4,145      3,675
                                                                          --------   --------
                Total long-term liabilities                                 94,221     99,283
Excess of acquired net assets over cost, net                                 3,851      4,160
Total shareholders' equity                                                  68,740     70,540
                                                                          --------   --------
               Total liabilities and shareholders' equity                $ 264,570  $ 273,888
                                                                          ========   ========

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